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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Capital Pacific Holdings, Inc.

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-63511) of Capital Pacific Holdings, Inc. (formerly J.M. Peters Company Inc.) of our reports dated February 15, 1996 on the financial statements of Ranchland Montilla Development, L.P. and Ranchland Portola Development, L.P. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, our reports dated February 15, 1996 on the financial statements of J.M.P. Canyon Estates, L.P. and J.M.P. Harbor View, L.P. as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the period July 27, 1994 (inception) through December 31, 1994 and the period December 13, 1994 (inception) through December 31, 1994, respectively, and our reports dated February 24, 1995 on the financial statements of Ranchland Alicante Development, L.P. and Ranchland Fairway Development, L.P. as of and for the years ended December 31, 1994 and 1993, with respect to the consolidated financial statements and schedules of Capital Pacific Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended February 28, 1996.

                                          ERNST & YOUNG LLP

Newport Beach, California
May 24, 1996